Exhibit 99.1

[Letterhead of Strategy International Insurance Group, Inc.]

October 25, 2005

Grupo Lakas S.A.
Av. De la Hortensa/497
Piso 5 San Borja
Lima, Peru
Attn: M. Otto Demetrio Lakas R.

Dear Mr. Lakas:

Re: U.S. $700,000,000 Investment

This Agreement (this “Agreement”) shall set forth the terms and conditions under which Strategy International Insurance Group, Inc. (“SG”) and Grupo Lakas S.A. (“Grupo Lakas”) will enter into a business relationship, which terms and conditions are as follows.

Investment:
An investment by Grupo Lakas through a wholly-owned Barbados subsidiary of Grupo Lakas (the “Investor”) in shares of shares of preferred stock of SG’s Barbados subsidiary, Strategy Holdings Company, Ltd. (“Holdings”), designated as Class D Preferred Stock (the “Preferred Stock”), having a value of U.S.$700,000,000 (the “Investment”). The investment in the Preferred Stock shall be paid by the Investor by the issuance to Holdings of a promissory note in the principal amount of U.S.$700,000,000, which has a maturity date of ten (10) years from its date of issuance (the “Note”). The note will be secured by bearer certificates which entitle the holder thereof to obtain peat from sources in the Republic of Panama (the “Peat Certificates”), as more fully described herein.

Purpose:
Holdings will contribute the Note to its Barbados subsidiary, Strategy Insurance Limited (“SIL”), which investment will qualify as additional statutory capital for SIL. SIL will use the capital to establish a book of business that will consist principally of writing insurance or reinsurance as determined by the Underwriting Committee of SIL, in accordance with applicable laws and regulations, and utilizing underwriting practices customary in the industry.

Preferred Stock:
The Class D Preferred Stock in Holdings will provide for a dividend at an annual rate of 0.0343% (i.e., Twenty Four Million Dollars (US$24,000,000) per annum (the “Base Dividend”), which shall accrue and be payable on the last day of June and December in each year, commencing on June 30, 2006. In addition to the Base Dividend the Class D Preferred Stock will provide an additional dividend equal to 12% of the gross premium written by SIL, above $200,000,000 (the “Bonus Dividend”); provided that the Bonus Dividend shall not exceed $60,000,000 in any year. The Preferred Stock will be perpetual, but shall be redeemable by the Holdings, at its option, in an amount equal to US$700,000,000, plus accrued on unpaid dividends.

Term of Note:
The Note issued shall provide that interest shall accrue on the outstanding principal amount of the Note at a rate of three percent (3%) per annum. Interest on the Note shall be payable on the last day of June and December in each year, commencing on June 30, 2006 and ending on the Maturity Date or until the Note is repaid in full.

Note Collateral:
The Note will provide that it shall at all times be secured by Peat Certificates, which shall be in bearer form and shall be held by Baker & McKenzie LLP, as bailee and escrow agent for Holdings (the “Escrow Agent”), which have a value of not less than U.S.$900,000,000 at any time based upon the then quoted “ex-mine price” of peat, as quoted from time to time by the United States Department of Agriculture. If the value of the Peat Certificates are less than U.S.$900,000,000 at any time, then the Investor shall tender to the Escrow Agent additional Peat Bonds, so that the aggregate value of the Peat Certificates then held is not less than U.S.$900,000,000.

Regulatory Approval:

Within sixty (60) days from the establishment of the execution and delivery of this Agreement, SIL will undertake to make application to the Secretary of Insurance in Barbados to determine that the Investment by Holdings into SIL qualifies as regulatory capital under Barbados law. Should the Secretary of Insurance not provide a favorable ruling with ninety (90) days from the submission by SIL, then, upon the option of either SG or Grupo Lakas, the parties agree to unwind any and all agreements entered the into relating to the Investment. In particular, if the Investment is unwound, the shares of Preferred Stock shall be redeemed in consideration of the tender by Holdings to the Investor of the Note and the Peat Bonds. The date, that the approval of the Investment is received from the Secretary of Insurance, if applicable, is herein called the “Approval Date”.

Underwriting Business:

The Investor and Grupo Lakas shall be entitled to comfort from SG that it shall continue to operate its business and those of its subsidiaries in a prudential and appropriate risk basis consistent with reasonable industry practices and insurance underwriting standards. SG shall provide the Investor and Grupo Lakas with reports in form, content and substance sufficient to allow each of the Investor and Grupo Lakas to satisfy itself that these standards are being maintained, such report to be delivered on a semi-annual basis during the first year and quarterly thereafter.

Stock Ownership:
As additional consideration for making the Investment, SG shall issue to Grupo Lakas or its assigns warrants to acquire 6,944,009 shares of SG’s common stock or such greater number of shares as shall equal 9.9% of the fully diluted common stock of SG as of the Approval Date (the “Warrants”). The Warrants will be issued on the Approval Date and will be exerciseable for a period of two (2) years from the issue date at an exercise price of $1.75 per share. If not registered within one (1) year from their date of issuance, the Investor shall have a demand registration right with respect to the common stock underlying the Warrants.

Board Membership:
During the term that more than 50% of the Preferred Stock is outstanding, the holder of the Preferred Stock shall be entitled to appoint two members to the Board of Directors of SG, which appointment shall be effectuated within thirty (30) days after the Approval Date.

Legal Expenses:
The parties herein agree that each will pay their respective legal expenses. SG agrees that should SIL not obtain the approval of the Secretary of Insurance of Barbados within the time stated above, SIG shall reimburse Grupo Lakas for all reasonable out-of-pocket expenses incurred by Grupo Lakas and/or the Investor in respect of the transaction contemplated hereby.

Facility Activation Fee:

SIG agrees to pay a fee to Grupo Lakas or its designees of US$2,000,000 upon receipt of regulatory approval from the Secretary of Insurance in a manner which is reasonably acceptable to SG, which fee will be paid within ninety (90) days of the Approval Date.

Binding Agreement:
The parties acknowledge that is a binding agreement between them with respect to the subject matter of this Agreement. Promptly following the execution and delivery of this Agreement, the parties shall prepare and execute the definitive documentation for Investment and the other transactions contemplated hereby. The definitive documentation shall contain customary provisions with respect to defaults (including cure provisions), confidentiality and indemnification as are customary for transactions of this nature. Until such definitive documentation is executed and delivered, this letter agreement shall be the sole embodiment of the understanding and agreement of the parties with respect to the subject matter hereof.

Press Releases:
SG will not issue any press release relating to this Agreement or the transactions contemplated hereby without the prior written consent of Grupo Lakas, which consent shall not be unreasonably withheld or delayed, except that SG may make such disclosure as may be required by applicable securities laws or regulations.

Governing Law:
This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to any of its conflicts of law provisions which would result in the application of the substantive laws of another jurisdiction.

Please indicate Grupo Lakas’s agreement to the foregoing, by executing and returning the enclosed copy of this Agreement.

Very truly yours,

Strategy International Insurance Group, Inc.

By: /s/ Stephen Stonhill
Name: Stephen Stonhill
Title: Chairman of the Board and Chief Executive Officer

Strategy Holdings Company Limited

By: /s/ Stephen Stonhill
Name: Stephen Stonhill
Title: Chairman of the Board and Chief Executive Officer

Agreed and Accepted this
25 day of October 2005

Grupo Lakas S.A.

By: /s/ Otto D. Lakas
Name: Otto D. Lakas
Title: President